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                                                                 Exhibit 10.27.1

                  First Amendment to Master License Agreement
                  -------------------------------------------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Master License Agreement, dated December 23, 1998 (the "Master Agreement"), between Hilton Hotels Corporation ("Hilton" or "Licensor") and CAIS, Inc. ("CAIS" or "Licensee") is hereby amended by this First Amendment to Master License Agreement dated as of this 23 day of April, 1999 between Hilton, CAIS, Inc. and CAIS Internet, Inc. (the "First Amendment") as follows:

1. As a clarification of the discrete rights and authority of Hilton Hotels Corporation as distinct from individual hotels that sign a Participating Hilton Hotels Site Acknowledgement Rider (a "Participating Hotel"), it is understood that a Participating Hotel is party to the Master Agreement only as to the rights and obligations specific to the use of the Licensed Area within that hotel.

     A Participating Hotel, in the capacity of Licensor under a Participating Hilton Hotels Site Acknowledgement Rider (a "Rider"), has no authority to agree to install a greater number of Guest Rooms than the minimum (defined below in paragraph 10(b)), exercise options, amend the Master Agreement or bind Hilton Hotels Corporation or the Participating Hotel in any manner affecting the terms and conditions of the Master Agreement. Any such agreement between Licensee and a Participating Hotel shall be null and void, unless approved by Hilton Hotels Corporation in the manner described in the Master Agreement. All references to "Hilton" or "Licensor" in this First Amendment refer exclusively to Hilton Hotels Corporation.

2. Hilton Equity. (a) As an additional contribution by CAIS in support of
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Hilton's marketing of the Service, CAIS Internet, Inc. has agreed to grant warrants to Hilton to purchase 66,667 shares of the common stock of CAIS Internet, Inc., at an exercise price of $0.01 per share. If the initial public offering price of the CAIS Internet, Inc. common stock is less than $15.00 per share, Hilton shall be entitled to receive warrants for additional shares of CAIS Internet, Inc.'s common stock in an amount which, when added, to the number of warrants representing the initial 66,667 shares and multiplied by the IPO price will have a market value of at least $1 million. The terms and conditions of the warrants will be set forth in a warrant certificate and related agreements to be executed by the parties.

     (b) (i) Commencing upon the six month anniversary of CAIS Internet, Inc.'s planned initial public offering, Hilton shall be entitled to certain registration rights with respect to shares of common stock of CAIS Internet, Inc. received by Hilton upon the exercise of the warrants. Such registration rights, and such other customary terms and conditions, shall be included in a warrant registration rights agreement between Hilton and CAIS Internet, Inc. that Hilton and CAIS Internet, Inc. shall execute concurrently herewith.

     (ii) Commencing upon the effective date of an initial public offering of the common stock of CAIS Internet, Inc., Hilton shall have a "put" option to sell all of its warrants, or if exercised, shares of common stock of CAIS Internet, Inc. (those resulting from the exercise of the above-mentioned warrants) back to CAIS or CAIS Internet, Inc. and CAIS or CAIS Internet Inc. shall be required to purchase such securities from Hilton at a price for each share or each share into which the warrants are then exercisable, equal to the initial public offering share price. The "put" option shall have an expiration date ninety (90) days following the

                                       1

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earlier of: (1) the effective date of the first registration statement that includes any Registrable Securities (as such term is defined in the warrant agreement of even date herewith between CAIS Internet, Inc. and Hilton) for resale and (2) the date on which Hilton may sell all of the Warrant Shares (as such term is defined in the warrant agreement of even date herewith between CAIS Internet, Inc. and Hilton) within a three-month period pursuant to U.S. Securities and Exchange Commission Rule 144.

     (c) If an initial public offering of CAIS Internet, Inc. does not occur on or before November 1, 1999, Hilton at its option by written notice to CAIS or CAIS Internet, Inc., shall be entitled to rescind the provisions of this First Amendment (i) providing for a fixed term for all hotels expiring on December 31, 2004 (as outlined in paragraphs 2 through 6 below) and (ii) providing certain exclusive rights to CAIS (as outlined in paragraph 9 below). In such event, Hilton shall retain its warrants or shares of common stock in CAIS Internet, Inc. without further obligation to CAIS.

2A. Paragraph 1(c) of the Master Agreement is amended by deleting it in its entirety and substituting the following:

     c. At each of the Participating Hotels, Licensee shall install the Service in all Meeting Rooms (defined as all public function rooms including but not limited to meeting rooms, board rooms, training rooms, reception rooms, banquet rooms and all other such general purpose rooms for hotel use) and
     (a) where the Participating Hotel has 400 or greater Guest Rooms, in either 200 Guest Rooms or in such greater number of Guest Rooms as may be mutually agreed upon by Licensor and Licensee, or (b) where the Participating Hotel has fewer than 400 Guest Rooms, in either 50% of the Guest Rooms or in such greater number of Guest Rooms as may be mutually agreed upon by Licensor and Licensee.

3. Paragraph 3a of the Master Agreement is amended by deleting it in its entirety and substituting the following:

     a. For each of the Participating Hotels (those hotels listed in Schedule 1 as updated by Licensor that execute a Rider) the Term shall be five (5) years. The commencement and termination dates for the individual Hotels are defined in the Rider(s). Notwithstanding the foregoing, the Terms shall expire no later than December 31, 2004.

4. Paragraph 3b of the Master Agreement is amended by deleting it in its entirety and substituting the following:

     b. Hilton Hotels Corporation must specifically and individually approve the extension of the December 31, 2004 date as defined above in subparagraph 3a in the event Licensee and individual Hotels are planning to execute the Rider(s) after December 31, 1999.


5. Paragraph 3c of the Master Agreement is amended by deleting it in its entirety.

6. Paragraph 2 of the Rider to the Master Agreement is amended by deleting references to "Initial Term" and "Option".

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7.  Paragraphs 2, 3, 4, and 5 of the Option Addendum to the Master Agreement are
amended by deleting each such paragraph in its entirety.

8. Installation Dates.  CAIS shall complete installation in hotels that sign a
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Rider under the Master Agreement, and that are available for installation as scheduled by CAIS following execution of their respective Rider, as set forth below:

     (i) 50% of all hotels that have signed a Rider by April 15, 1999 shall be installed on or before *; then,

     (ii) 97% of the balance of hotels that signed a Rider by April 15, 1999 shall be installed by *; and,

     (iii) 95% of all hotels that signed a Rider by June 30, 1999 shall be installed by *.

9. Fees.
   ----

     (a) Usage Fee. Paragraph 4b(i) of the Master Agreement is amended by
         -----------
deleting it in its entirety and substituting the following:

          (i)(a) Based upon daily information reported by the Service monitoring equipment (provided and installed by Licensee at no cost to Licensor) the Hotels shall charge Guests on a per-use or other basis for access to the System an amount (the "Usage Fee") based on a pricing schedule mutually
     agreed to by Licensee and Licensor and defined in the Riders.  (b)   In
     addition, Licensor and Licensee agree: (1) that the start-up screen for Guests at Participating Hotels shall be in a format approved by Licensor, provided that such start-up screen shall reference Licensee and its OverVoice technology as the provider of the Service at the hotel: (2) that Licensor and Licensee shall work together to develop content and other opportunities related to the screen page accessed by Guests immediately following the start-up screen page, subject to Licensor's approval; (3) that the parties contemplate that Licensee shall develop, subject to Licensor's approval, revenue opportunities from use of the Service by Guests at the Participating Hotels related to the following: (A) pass-along fees from links to third party sites; (B) fees for providing streaming video to Guests; (C) fees for providing streaming audio to Guests; and (D) fees for user/visitor information provided on an anonymous basis, with the revenue share to the Participating Hotel to be no less favorable than the allocation to the Participating Hotels of Guest Room Usage Fees provided for in the table following paragraph 9(b) below; and (4) that the parties agree that once a Guest links to the hilton.com web site, the provisions of this paragraph 9(a)(i)(b) are not applicable.

     (b) Usage Fee Share. Schedule A to the Rider is amended so that the
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Participating Hotel's Guest Room Usage Fee Share during certain years of the
Term (as shown in the chart below) shall be subject to increase as follows. In the event the Average Gross Revenue at a Participating Hotel (defined as (i) the gross Guest Room Usage Fees from all Service-installed Guest Rooms at such Participating Hotel divided by (ii) the minimum number of Service-installed Guest Rooms at such hotel, as defined in paragraph 10(b) below) exceeds $*.00 per Service-installed Guest Room during each such year, then the percentage rate shall increase

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*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
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during the balance of each such year to the increased percentage rates listed in parentheses as shown below (with the balance of the Usage Fees allocated to Licensee). The Participating Hotels' Usage Fee Shares listed on the four respective Schedule A's are so amended.

---------------------------------------------------------------------------------------------------------------
Number of Guest   Hotel Share        Hotel Share        Hotel Share        Hotel Share        Hotel Share
Rooms             Year 1             Year 2             Year 3             Year 4             Year 5
---------------------------------------------------------------------------------------------------------------
    1,000 +       *% (*%)              *% (*%)              *%                  *%                  *%
---------------------------------------------------------------------------------------------------------------
    500 - 999     *% (*%)              *% (*%)              *%                  *%                  *%
---------------------------------------------------------------------------------------------------------------
    300 - 499     *% (*%)              *% (*%)              *% (*%)             *%                  *%
---------------------------------------------------------------------------------------------------------------
    1 - 299       *% (*%)              *% (*%)              *% (*%)             *%                  *%
---------------------------------------------------------------------------------------------------------------

     (c)  Market Rate.  As a clarification of Paragraph 4(ix) of the Master
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Agreement, the "market rate" for the Service is understood to refer to the market rate for such services available in comparable hotels, either individually or collectively.

10. Limited Exclusivity in the Room/Performance Standard. In consideration of
    ----------------------------------------------------
the grant of limited exclusive rights described in this paragraph 10, Paragraph 27j of the Master Agreement is deleted in its entirety. However, as the first provider of the Service in a Participating Hotel, CAIS shall have the first opportunity to select, subject to the Participating Hotel's approval, the Guest Rooms in which the Service shall be installed. CAIS is hereby granted for the term of the Master Agreement a limited exclusive right (the "Exclusive") to provide the Service (defined as wired high speed data communication system for laptop computers and as further defined in the Master Agreement), as follows:

     (a) A "wired" system for laptop computers includes only a system delivering high speed data to such laptop computers through a wireline, as opposed to wireless, connection, including but not limited to those utilizing telephone wire, Category 5 wire, and/or coaxial cable/cable modem. Therefore, it is understood that the Exclusive does not apply to wired low speed (56 Kbs or less) data systems, wired systems that do not connect to laptop computers or any wireless systems.

     (b) The Exclusive is granted only for the minimum number of rooms required at each hotel (defined as all Meeting Rooms and either 200 Guest Rooms where the Participating Hotel has 400 or greater Guest Rooms, or, 50% of the Guest Rooms where the Participating Hotel has fewer than 400 Guest Rooms), in which CAIS's equipment is installed. The Exclusive is limited to those minimum rooms and is not granted for any greater number of rooms that CAIS and Licensor may agree to install; except in the following instances: (i) In the event Licensor exercises its option to require installation in all hotel rooms, as defined in paragraph 1 of the Option Addendum to the Master Agreement, the Exclusive shall be granted to all installed rooms.(ii) In the event Licensor grants and approves in writing the Exclusive for a greater number of rooms than the minimum at a particular hotel.

     (c) The Exclusive does not apply to, and in no manner affects, Hilton's right to install any current or future in-room gaming systems accessed by laptop computers.

     (d) In the event CAIS fails to attain and thereafter maintain a * percent (*%) "take rate" averaged over the period from * through *, Hilton shall have

*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

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the right, upon written notice to CAIS, to rescind the Exclusive. The *% take rate is based on a system wide average of the entire number of Guest Rooms (wired with the Service) in all participating hotels that have signed a Rider by
*.

     Hilton shall use commercially reasonable efforts to direct those Guests likely to use the services to rooms with the Service. In the event Hilton elects to exercise the Option Addendum to the Master Agreement pursuant to which CAIS would install the Service in all Guest Rooms, CAIS shall not be required to attain the above described *% take rate in order to retain the Exclusive.

11. Marketing. Hilton and CAIS shall develop a joint marketing and advertising
    ---------
("JMA") program to promote through a national campaign the launch of CAIS's high speed data communication system services at Hilton hotel properties. *
Hilton's marketing department shall present a proposed advertising and marketing campaign, including a media plan, to CAIS's marketing department within 90 days of the date of this First Amendment for Hilton's and CAIS's mutual consideration and discussion, with the end result to be a mutually agreed upon national campaign and roll out schedule. The anticipated roll out for the national campaign shall occur following *.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above written.

Hilton Hotels Corporation,             CAIS, Inc.,
a Delaware corporation                 a Virginia corporation

By: /s/ Dennis Koci                    By:   /s/ William M. Caldwell, IV
    ------------------------                 ---------------------------

Name: Dennis Koci                      Name: William M. Caldwell, IV
      ----------------------                 --------------------------

Title: SVP-HHC                         Title: President
       ---------------------                  -------------------------


Consenting for purposes of the provisions of Paragraph 1:

                                       CAIS Internet, Inc.,
                                       a Delaware corporation

                                       By:   /s/ William M. Caldwell, IV
                                             ---------------------------

                                       Name: William M. Caldwell, IV
                                             --------------------------

                                       Title: President
                                              -------------------------

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*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.